EXHIBIT 10.13



                      DESIGN SERVICES MARKETING AGREEMENT

        DESIGN SERVICES MARKETING AGREEMENT, made as of this 6th day of June, 1996, by and between NICKLAUS DESIGN, a division of Golden Bear International, Inc. ("GBI"), a Florida corporation having its principal place of business at 11780 U.S. Highway One, Suite 400, North Palm Beach, Florida 33408 ("Designer"), and GOLDEN BEAR GOLF, INC., a Florida corporation having its principal place of business at 11780 U.S. Highway One, Suite 400, North Palm Beach, Florida 33408 ("Golden Bear").

W I T N E S S E T H:

        WHEREAS, Designer and its predecessors have established and currently operate a golf course design and consulting business (the "Business") providing the personal golf course design services of Jack W. Nicklaus ("JWN"), Jack W. Nicklaus II ("JWN II"), Steven C. Nicklaus ("SCN"), Gary T. Nicklaus ("GTN") (collectively, the "Nicklaus Family"), and those associated designers employed by Designer or under contract to serve on its staff (the "Design Associates");

        WHEREAS, prior to the date of this Agreement, the Business has been marketed by Designer worldwide under certain tradenames and service marks owned by Designer, including "Jack Nicklaus Design", "Jack Nicklaus Golf Services", "Golden Bear Design Associates" and "Nicklaus Design";

        WHEREAS, as part of a corporate reorganization, Golden Bear has acquired certain assets, intangible rights and marketing staff formerly utilized by GBI to assist Designer in the marketing of its Business, and Golden Bear has undertaken sole responsibility for worldwide brand development and marketing activities which are complementary to the effective marketing of Designer's services and the maintenance of its standing and image as a premiere golf course design company;

        WHEREAS, Designer intends to carry on the Business as a professional design and consulting business, and desires to contract out related sales and marketing activities to Golden Bear in order to concentrate the efforts of Designer's staff on the design and implementation of golf course work;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

        1. APPOINTMENT. Designer hereby appoints Golden Bear as its worldwide marketing representative and sales agent for the purpose of identifying and negotiating contracts with developers, owners and/or operators of golf facilities and potential golf facilities (the "Clients") for Designer's golf course design and consulting services, including contracts for the design and redesign of golf courses and parts thereof and for such related consulting services as may be offered from time to time by Designer in conjunction with its Business. Designer further retains Golden Bear to provide ongoing liaison and consulting services and administrative assistance to Designer in connection with contracts concluded by Designer with such clients, as more particularly described in Exhibit "A" annexed hereto (the "Contract Support Services"). Without limiting the

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foregoing, it is intended by the parties that Golden Bear will market Designer's standard Golf Course Agreements (as the same may be modified from time to time, the "Design Agreements") for projects which: (i) require the personal services of JWN and/or other members of the Nicklaus Family as principal designer(s), under design agreements which permit the utilization by Clients of the personal endorsement of the principal designer(s), and (ii) require the personal services of the Design Associates as the principal designer(s), under design agreements which permit the utilization by Clients of the Nicklaus Design designation or other identification of Designer as the source of the design work. The parties understand that Design Agreements to be marketed under this Agreement will normally require the Client to develop a full 18 hole championship quality golf course, although Designer may undertake the original design of other larger or smaller golf facilities involving multiples of 9 holes and the redesign of golf holes as circumstances require. By this Agreement, Golden Bear will be authorized to solicit design work from individuals, corporations and other entities on a world-wide basis, directly or through affiliates or cooperating sales representatives, provided that Golden Bear will not be authorized to commit Designer to any work unless and until the terms of a formal Design Agreement or other written contract for design work have been reviewed and approved by Designer, which approval will not be unreasonably withheld provided that Designer's customary terms and conditions for providing its design and consulting services are met.

        2. EXCLUSIVITY. The parties agree that Golden Bear will be Designer's exclusive representative during the term of this Agreement, and that Designer will be required to pay compensation to Golden Bear with respect to all Design Agreements and other contracts for design and related consulting services (collectively, with the Design Agreements, the "Client Contracts") concluded during the term of this Agreement, except as otherwise provided in this Agreement or otherwise mutually agreed by the parties in writing. Notwithstanding the foregoing, the parties acknowledge and agree that Designer shall be free to deal directly with respect to the marketing and negotiation of contracts, agreements and undertakings to provide any of the following design services (the "Protected Work"): (i) any design or design consulting services provided for any entity controlled by, or under common control with, GBI or Golden Bear, (ii) any design services provided as a courtesy or at Designer's cost to modify, upgrade or redesign any existing golf course which was designed or previously redesigned by Designer or its predecessor entities as part of the Business, (iii) any daily fee golf facility developed by GBI, licensed by GBI to operate utilizing GBI's trademarks on a royalty basis, or in which GBI, JWN or other members of the immediate family of JWN acquire a controlling equity interest (a "Daily Fee Golf Project"), or (iv) any golf facility developed as part of, or as an amenity serving, a residential community developed by GBI, licensed by GBI to operate utilizing GBI's trademarks on a royalty basis, or in which GBI, JWN or other members of the immediate family of JWN acquire a controlling equity interest (a "Residential

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Community Project"). Golden Bear shall not be required to represent Designer exclusively, and Designer agrees that Golden Bear may participate as a marketing representative, consultant and liaison in connection with the promotion, sale, negotiation, contracting or performance of golf course design work on behalf of other golf course designers during the term of this Agreement, subject to the further covenants and conditions of this Section. Golden Bear agrees at all times during the term of this Agreement to use its best efforts to promote the services of Designer throughout the world, and to actively encourage all prospective Clients to utilize the services of Designer, unless (i) Designer has expressly rejected a Client introduced by Golden Bear under Section 4, below, or
(ii) a Client has contacted Golden Bear for the express purpose of obtaining the services of another golf course designer. As a condition to Designer's waiver of potential conflicts of interest which may arise out of Golden Bear's representation of other golf course designers, Golden Bear acknowledges and agrees that it will not utilize any confidential information entrusted to Golden Bear by Designer in connection with this Agreement, its representation activities under this Agreement, its corporate affiliations with Designer or the Nicklaus Family, or its licensing relationships with Designer to further the interests of any competing golf course designer or to imply the endorsement of Designer or the Nicklaus Family for the services of such a designer, unless such activities have been expressly approved by Designer in writing.

        3. PARTICIPATION IN PROTECTED WORK. Golden Bear shall have the right to participate as Designer's representative in connection with the negotiation and management of the Client Contracts developed for any Daily Fee Golf Project or Residential Community Project which is undertaken by Designer and its affiliates with an Approved Client introduced by Golden Bear under Section 4, below, and to earn compensation with respect to such activities as set forth in Section 5, below. In the event that Designer or its affiliates require Golden Bear to be substantially involved in the development, negotiation and/or administration of the Client Contracts relating to a Daily Fee Golf Project or a Residential Community Project involving a Client generated by Designer or its affiliates directly or from another source, Golden Bear shall be entitled to receive reasonable compensation for the services actually required by Designer and its affiliates from Golden Bear in connection with such project, which services and compensation shall be determined by mutual agreement of the parties on a case-by-case basis at the time such services are requested, provided that Representative shall in any event be entitled to receive an amount sufficient to cover any out-of-pocket expenses incurred by Representative in connection with its participation in any Protected Work contracted with its assistance. Designer shall keep Golden Bear's marketing staff reasonably informed of any Protected Work negotiated and contracted with parties other than Approved Clients through the sole efforts of Designer and/or its affiliates during the term of this Agreement, and shall promptly advise Golden Bear of any exclusive dealing or territorial restrictions accepted by

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Designer in conjunction with any such Protected Work in order to avoid marketing conflicts with prospective Clients affected by such arrangements.

        4. QUALIFICATION OF PROSPECTS. In order to protect the credibility of the parties in their dealings with prospective Clients, the parties agree that Designer will have the right to review and approve potential Clients identified in writing by Golden Bear prior any active solicitation of Design Work from such persons and that Golden Bear will limit its specific sales and negotiation activities under this Agreement to those potential Clients approved by Designer (the "Approved Clients") except as otherwise expressly requested by Designer under Section 3, above. The parties have annexed an initial list of Approved Clients to this Agreement as Schedule "1", which list reflects all current prospects of Designer (other than for Protected Work), and Designer hereby assigns to Golden Bear the right to pursue the sale and negotiation of Client Contracts with such Approved Clients pursuant to the terms of this Agreement. The parties further agree that future prospects identified in writing by Golden Bear will be added to the list of Approved Clients upon approval by Designer, which approval will not be unreasonably withheld or delayed, and that any Client which Designer refers to Golden Bear or which contacts Designer directly or through other parties shall automatically be deemed an Approved Client for all purposes other than the contracting of Protected Work. Designer agrees to provide Golden Bear and the Approved Clients with reasonable access to Designer's key personnel and facilities in connection with the marketing of design work to such persons under this Agreement, and Designer agrees to furnish reasonable cooperation to Golden Bear in connection with the promotion, marketing and negotiation of Client Contracts, subject only to Designer's discretion as to the acceptance of particular projects offered by Clients.

        5. COMPENSATION. As compensation for the services to be rendered by Golden Bear under this Agreement, Designer shall pay Golden Bear a commission at the rate of ten percent (10%) of the Gross Fees (as defined below) actually received or deemed received by Designer or its affiliates from all Work in Process (as defined in Section 13, below) and from any Client Contract hereafter concluded by Designer with an Approved Client during the term of this Agreement. For purposes of this Section, the "Gross Fees" shall include: (i) all fees received by Designer, net of foreign tax withholding and discounts taken, from an Approved Client for Designer's professional services, plus (ii) the amount of any foreign income taxes withheld by an Approved Client from such fees, if such withholding is actually paid and received by the taxing authorities and credited for the benefit of Designer under applicable tax treaties. The parties agree that Gross Fees shall not include any other taxes imposed upon the receipts or income generated from the payments made to Designer by an Approved Client or any payments made to Designer in addition to agreed fees for expenses advanced or allocated to a project by Designer which an Approved Client is required to reimburse under the Client Contract. In the event that a Client Contract or other related

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agreement with an Approved Client negotiated by Golden Bear provides for the payment to Designer of a participation in the revenues or profits earned from the sale of club memberships, real estate or other rights or services offered by such Client or its affiliates in connection with a golf course project, which payment is in addition to Designer's customary fees for its design services, any additional compensation actually received by Designer from such participation shall be included in Gross Fees as, if and when received. Within fifteen (15) days of the end of each calendar month during the term of this Agreement, Designer will furnish Golden Bear with an accounting for all Gross Fees received during such month, including its actual cash receipts and any additions thereto or exclusions therefrom, and shall pay all commissions due with respect to such Gross Fees at the time such statement is rendered. Designer shall keep and maintain such books of account as shall be necessary to record all billings to and collections from Approved Clients and for the accurate computation of Golden Bear's compensation with respect thereto pursuant to the terms of this Section, which books of account shall be open for inspection and copying upon prior reasonable notice and during reasonable business hours by Golden Bear and its representatives for at least twenty-four (24) months after the end of the calendar year to which such books apply. Golden Bear shall have the right to audit such books and records upon reasonable prior notice to Designer, which audit shall be performed by certified public accountants to be designated by Golden Bear at Golden Bear's sole cost and expense. In the event that Golden Bear negotiates a Client Contract which requires Designer to accept a discounted cash payment for its services in return for an equity interest in a golf course project, a payment in kind, or any form of participation interest in the revenues or earnings of a project, whether such payment is provided under the Client Contracts, Golden Bear shall (i) receive its agreed percentage of any participation interest or payment in kind, where such participation interest may be taken in the name of Representative or such payment in kind divided between the parties, or otherwise (ii) receive its agreed commissions based upon Gross Fees received by Designer from the actual payment structure negotiated with the Approved Client, in which case Golden Bear's guaranteed compensation will be limited to its commissions on the actual cash payments (if any) received and any future revenues received by Designer from such arrangements or consideration will be reported and included in Gross Fees subject to the payments required hereunder if, as and when actually received, provided however, that Designer's obligation to make such payment to Golden Bear shall be continued and remain in effect until the agreed fees are paid in full to Golden Bear notwithstanding any prior termination of this Agreement . For purposes of determining the Gross Fees received by Designer with respect to a payment in kind from an Approved Client, Designer shall report the actual net resale value or net barter credit received as and when received by Designer from any goods or services accepted by Designer as barter, and Designer shall report the net fair market value (as reported by Designer for income tax purposes) of any goods or services accepted by Designer for its own use at the time such goods or services are actually received. Notwithstanding the foregoing, the parties shall have the right to negotiate a fixed fee from such Client Contract based upon Designer's then standard fee schedules and terms of payment for an all cash deal, in which case such fees shall

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be paid in lieu of any commission payments which would otherwise be due under this Section, and Designer shall not be required to account to Golden Bear for any gains or profits realized or entitled to receive any rebate of the agreed fees based on losses sustained as a result of Designer's acceptance of non-cash consideration for its services.

        6. TERM. The term of this Agreement shall commence on the "Effective Date", which for purposes of this Agreement shall have the same meaning and be deemed to occur simultaneously with the Effective Date defined in Section 4 of that certain Agreement and Plan of Reorganization between GBI and Golden Bear of even date herewith, and shall expire on December 31, 2006, unless renewed or terminated as provided in this Section.

        (a) Either party may terminate this Agreement in the event of a material breach by the other party on ninety (90) days written notice specifying the breach, unless the other party has cured the breach to the reasonable satisfaction of the notifying party within such notice period. Golden Bear shall have a special right to terminate this Agreement, without cause, at the end of any calendar year, commencing with the end of calendar year 2000, by giving written notice to Designer of its intent to terminate not later than July 1 of the year in which such termination is to be effective. As a condition to such termination, Golden Bear shall make reasonable efforts to continue its marketing activities and to arrange for an orderly transition of all sales and marketing responsibilities with respect to prospects and Approved Clients to Designer or its designated successor representative(s) prior to the effective date of such termination, provided that in no event will Golden Bear be required to provide any further services to GBI or its successor, representative(s) after the effective date of such termination.

(b) This Agreement shall terminate automatically in the event that either party suffers or commits any of the following acts of default, unless such default is waived in writing by the non-defaulting party upon such assurances of cure and future performance as such non-defaulting party may reasonably request: (1) institutes voluntary proceedings under any bankruptcy or insolvency law or other law for the benefit of creditors or the relief of debtors, becomes the subject of involuntary bankruptcy proceedings instituted by other parties, and such proceedings are not dismissed within sixty (60) days of the commencement thereof, or is adjudicated bankrupt or insolvent in any legal proceedings, (2) makes a general composition, assignment for the benefit of its creditors, or other common-law or statutory arrangement for compromise of its indebtedness to general creditors, (3) is voluntarily or involuntarily dissolved, becomes the subject of any seizure or receivership affecting its ability to perform this Agreement, or ceases its business or materially curtails any part of the business activities contemplated by this Agreement, or (4) voluntarily transfers all or a substantial part of the employees, or conveys all or a substantial part of the assets or intangible rights necessary to perform this Agreement, without a permitted assignment of this Agreement to the transferee. Any termination under this

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subsection shall be without prejudice to any other right or remedy which the non-defaulting party may have as a result of such event or events, and shall not release the defaulting party from any damage claims arising under this Agreement as a result of such default unless otherwise agreed in writing.

        (c) The expiration or earlier termination of this Agreement shall not affect Golden Bear's right to receive commissions under Section 5, above, with respect to any Client Contract concluded by Designer (i) prior to the effective date of such termination, or (ii) within a period of six (6) months after the effective date of such termination, if such contract is with any Approved Client actively solicited by Golden Bear during the term of this Agreement.

        (d) Upon the expiration of the initial term of this Agreement, Golden Bear shall have the option to renew this Agreement for successive three (3) year terms subject to its satisfactory performance of its responsibilities to Designer under this Agreement through the effective date of such renewal. Any such option shall be exercised by Golden Bear in a written notice given to Designer not later than July 1 of the calendar year in which the initial term or then current renewal term expires. A renewal shall be effective automatically if due notice is given unless Designer makes a written objection to such renewal on or before its effective date, which objection shall state in reasonable detail the reasons for Designer's dissatisfaction with Golden Bear's performance and the actions reasonably necessary for Golden Bear to remedy the recited problems. The delivery of a written objection to renewal by Designer shall, if necessary, extend the term of this Agreement for a minimum period of ninety (90) days from the date of such notice, if such period is longer than the remaining stated term then in force, which extension is made for the purpose of allowing the parties to resolve the matters raised in such notice to their mutual satisfaction.

        7. MARKETING SUPPORT. Designer agrees to provide Golden Bear, without charge, with reasonable quantities of promotional material and other information regarding Designer, its principals and the Business for the purpose of Golden Bear's promotion of the Business and solicitation of Clients. Golden Bear and Designer will work together to coordinate the production and dissemination of such promotional material and the development of appropriate updated material from time to time, which material may be developed "in house" by the parties or by outside contractors as determined by Designer with the advice of Golden Bear. Designer will have the final approval of all materials produced by any parties for the purpose of promoting the Business, and will be responsible for payment of all printing costs and third party creative fees and set up charges incurred in development of such materials. In addition to the foregoing materials, Designer will provide access for Golden Bear's sales staff to its professional staff for the purpose of providing current information regarding the Business and answering questions regarding design issues raised by Approved Clients during the solicitation and negotiation process. In the event that Designer requires

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Golden Bear to participate in any trade shows, or to undertake any extraordinary expenses in connection with business entertainment or promotional activities other than normal business travel and entertainment or activities undertaken for the benefit of other businesses maintained by Golden Bear, Golden Bear shall be entitled to require Designer to pay or reimburse the costs of such activities as a condition to its participation under this Agreement.

        8. CONTRACTING PROCEDURES. Throughout the term of this Agreement, Designer shall provide Golden Bear with current price lists for standard Design Agreements, together with schedules of all standard discounts and optional services if separately priced. Designer shall also provide Golden Bear with its standard forms of Design Agreement to be used in the solicitation of new golf course design projects from Approved Clients, which forms may be provided on computer disk or electronic format as requested by Golden Bear in order to facilitate its communication and production of documents to prospective Clients. Golden Bear shall not quote any other pricing or terms for a Design Agreement to an Approved Client without the prior consent of Designer, and Golden Bear shall not accept any counteroffer as to pricing or terms made by an Approved Client unless communicated to and approved by Designer. Designer reserves the right to refer any negotiations involving terms of a Client Contract affecting the scope of work or legal responsibility of Designer to its legal counsel, and Golden Bear's representatives will cooperate with such counsel as necessary to resolve any such issues to the satisfaction of Designer. Designer may provide Golden Bear with additional approved forms of Client Contracts for other design and consulting work from time to time in its discretion, or Designer may direct Golden Bear to solicit contracts for such work from Approved Clients for review and approval by Designer. Golden Bear acknowledges that no agency has been created by this Agreement, and that Client Contracts negotiated and procured by Golden Bear or its representatives shall not be binding upon Designer or legally effective as a contract unless and until accepted in writing by a designated officer of Designer at its principal place of business in Florida.

        9. EXPENSES. As an independent marketing representative, Golden Bear shall be responsible for all expenses incurred by Golden Bear in the conduct of its business, including, without limitation, payroll and commission expenses with respect to its personnel, income and other taxes payable with respect to commissions earned from Designer, and general overhead and administrative expenses, except for those out-of-pocket expenses which Designer has agreed to pay or reimburse under Sections 3 or 7, above. Designer will be responsible for payment of any expenses incurred by Designer and its staff to support the marketing and negotiation efforts of Golden Bear under this Agreement, and to perform all work contracted with Approved Clients.

        10. INDEMNIFICATION. Designer hereby agrees to indemnify and hold Golden Bear harmless from and against any claims, losses or liabilities in the event that Golden

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Bear is included as a party in any claim or governmental proceeding arising out of or relating to (i) the failure of Designer or any Approved Client to fully perform any Client Contract accepted by Designer, (ii) the business activities and operations of Designerand the operation of the Business, including without limitation, any alleged negligence, breach of contract or product liability lawsuit against Designer, or (iii) the failure of Designer to comply with any law or regulation applicable to the Business in any jurisdiction where such Business is conducted by Designer. Golden Bear hereby agrees to indemnify and hold Designer harmless from and against any claims, losses or liabilities arising out of or relating to (i) any gross negligence or willful misconduct by its employees or representatives in the performance of this Agreement, or (ii) contracts or commitments for golf course design services made by Golden Bear without the required authorization or approval of Designer. Such indemnification shall include the indemnified party's expenses and reasonable attorneys' fees incurred in the defense or settlement of a claim or proceeding.

        11. ASSIGNMENT; SUBCONTRACTING. Golden Bear shall not assign or sublicense any of its rights or delegate any of its duties hereunder to any third party, other than a wholly owned subsidiary of Golden Bear, without the prior written consent of Designer, and any purported assignment or sublicensing by Golden Bear without such consent shall be of no force or effect.

        (a) It is understood and agreed that Golden Bear may, in the normal course of its business, subcontract with brokers, finders and other parties having contact with Clients for the purpose of obtaining introductions and sales assistance in the solicitation and negotiation of Design Agreements for Designer with such Clients. Such activities shall not be deemed a prohibited assignment of this Agreement, provided, however, that Golden Bear shall give prior written notice to Designer of the identity, business address, and scope of the duties of any broker, finder or representative authorized to solicit Clients and the Approved Clients to be assigned to such person. Unless Designer makes a reasonable objection to such a person within fifteen (15) days of such notice, Golden Bear shall be authorized to enter into a subcontract with such person consistent with the matters stated in such notice. Golden Bear shall be responsible for payment of all fees and commission splits required by any subcontractors retained by Golden Bear under this subsection from the compensation payable by Designer under Section 5, above, unless the Designer agrees in writing to pay such compensation at the time such subcontractor's services are retained. Any direct payments made by Designer with respect to Client Contracts generated with the participation of subcontractors retained by Golden Bear under this subsection shall be deducted from the Gross Fees reported by Designer from such Client Contracts for purposes of computing Golden Bear's right to payment under Section 5 of this Agreement, unless otherwise expressly agreed in the writing which evidences Designer's obligation to make such payments.

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        (b) Golden Bear acknowledges that any marketing arrangement between
Golden Bear and another marketing or sales representative shall be deemed an assignment by Golden Bear subject to the requirements of this Section 11 if such arrangement provides the representative with exclusivity regarding classes of Clients or defined geographic territories, or delegates all or substantially all of Golden Bear's obligations to market, sell and negotiate with Approved Clients within such classes or territories, regardless of the form of such transaction. No such arrangement shall be developed without the prior consent of Designer, and Designer shall have the right to approve any agreements between Golden Bear and the representative documenting such arrangement in order to assure that its rights under this Agreement are protected.

        (c) The parties acknowledge that Designer entered into those marketing and sales arrangements described in Schedule "2" annexed hereto prior to the Effective Date with the independent contractors identified in such Schedule, and Representative agrees that the continuation of such arrangements after the Effective Date will not be deemed a breach of this Agreement. From and after the Effective Date, such persons will become approved subcontractors of Golden Bear, and Golden Bear will assume primary responsibility for managing such arrangements and coordinating the activities of such subcontractors with Golden Bear's exclusive marketing and sales activities under this Agreement. Designer shall remain solely responsible for payment of the fees and commissions of such persons from and after the Effective Date, and Golden Bear shall not be required to divide its agreed commissions under this Agreement to compensate such persons with respect to their participation in Work in Process or future Client Contracts; provided however, that the parties have agreed that Designer shall be entitled to deduct any fees and commissions paid under this subsection from the Gross Fees reported from such Work in Process and Client Contracts for purposes of computing Golden Bear's right to payment under Section 5 of this Agreement.

        (d) Notwithstanding the approval by Designer of an assignment under this
Section 11, no assignment by Golden Bear of its rights hereunder or delegation of its duties shall relieve Golden Bear of any of its obligations hereunder, and any permitted assignee of Golden Bear shall be subject to the restrictions imposed on Golden Bear under this Section 11 with respect to any further assignment of its rights or delegation of duties under this Agreement.

        (e) Golden Bear shall have the right to subcontract design services to Designer through Golden Bear's Paragon Golf Construction, Inc. subsidiary or any successor entity wholly owned and controlled by Golden Bear ("Paragon"), where such arrangement is requested by an Approved Client or deemed prudent by Golden Bear in order to provide comprehensive design and construction services for a golf course project. Golden Bear shall advise Designer of its intention to subcontract design services for an Approved Client as soon as practicable, and Golden Bear shall have the

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right to approve the proposed arrangements, which approval shall not be unreasonably withheld or delayed. Upon approval by Designer of a subcontracting arrangement with Paragon, the parties shall thereafter negotiate in good faith the terms of the design subcontract and master design/build agreements required to effect such arrangement, which shall contain in substance those provisions regarding scope of work and liability of the Designer which are then contained in Designer's standard form of Design Agreement. The parties acknowledge that any subcontract between Paragon and Designer will be considered Protected Work for purposes of this Agreement, and that Paragon will be allowed a discount of ten percent (10%) off from Designer's normal pricing schedule in lieu of payment by Designer of any compensation or expenses to Golden Bear with respect to such design services under Section 5 of this Agreement. The parties agree that such discount is intended to reflect the full value to Designer of Golden Bear's marketing and sales efforts in the conclusion of a master design/build contract for the benefit of Paragon.

        12. OTHER BUSINESS OPPORTUNITIES. Designer acknowledges that Golden Bear has been authorized by GBI to explore, develop and promote other business and licensing opportunities involving Designer's principal, JWN, and related intangible rights associated with JWN, and that business opportunities outside of the scope of this Agreement may be presented to or developed by Golden Bear as an result of its efforts and involvement in the promotion and solicitation of Client Contracts for Designer's services. In the event that such opportunities consist of endorsement or personal appearance activities involving personal services of JWN, other than his endorsement activities as the principal of Designer under the standard form of Design Agreement, the parties agree that the commission rates payable and procedures applicable to personal endorsements and appearances under that certain Personal Services Management Agreement between GBI and Golden Bear will apply to the negotiation, consummation and management of such activities. In the event that such opportunities involve the development of Daily Fee Projects or Residential Community Projects, the provisions of
Section 3 of this Agreement shall govern the rights and obligations of the parties with respect thereto, unless otherwise agreed in writing in a particular case. In the event that such opportunities involve any other matter included within the "Retained Businesses" of GBI (as more particularly described in Schedule "A" of that certain Trademark License Agreement of even date herewith between Golden Bear and GBI), Golden Bear agrees to refer such opportunities to GBI free and clear of any claims for compensation under this Agreement, provided that Golden Bear shall have a right of first negotiation to furnish any goods or services available from Golden Bear or its subsidiaries which are reasonably required in connection with the development and operation of such Retained Businesses. All other business opportunities generated by Golden Bear in connection with the performance of its duties under this Agreement shall be for the sole and exclusive account of Golden Bear, and may be pursued in its sole discretion without obligation to Designer under this Agreement

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        13. RESPONSIBILITY FOR WORK IN PROCESS. In addition to its assumption of responsibility for Designer's worldwide marketing representation under this Agreement, Golden Bear has agreed to provide Designer with all further Contract Support Services required by Designer in connection with those contracts and agreements between Designer and its existing Clients for design services identified in Schedule "3" annexed hereto (the "Work in Process"), in exchange for receiving the agreed commissions under Section 5 above with respect to all Gross Fees collected by Designer from such Work in Process from and after the Effective Date. It is the intention of the parties that Golden Bear assume all contracted responsibilities under this Agreement with respect to all Client Contracts of Designer, except for those contracts where Designer's work has been completed and all fees have been collected prior to the Effective Date of this Agreement, and that all such Client Contracts have been reflected in either Schedule "1" or Schedule "3". The parties agree that all contracts and arrangements identified in Schedule "3" shall be deemed to be Client Contracts for all purposes under this Agreement, and that the contracting parties thereunder shall be deemed Approved Clients under this Agreement where the context so requires. In the event that Designer concludes a Client Contract with any of the Approved Clients identified in Schedule "1" prior to the Effective Date, such event shall not affect the ongoing rights and obligations of the parties under this Agreement with respect to such Client, it being understood that such Client Contract shall be automatically treated as Work in Process subject to the terms hereof from and after the date a final binding agreement is concluded.

        14.     MISCELLANEOUS.

        (a) CHOICE OF LAW; ARBITRATION. This agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without regard to conflicts of laws rules which might otherwise be applied. The parties agree, except as otherwise expressly set forth herein, that all disputes involving the construction or enforcement of this Agreement shall be resolved by binding arbitration before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and the Federal and Florida Arbitration Acts. The parties agree that the location of any such arbitration shall be at a site selected by the arbitrator in Palm Beach County, Florida, unless otherwise agreed at the time the dispute is submitted to the AAA. In accordance with the Federal and Florida Arbitration Acts, any party may apply to any court of competent jurisdiction to compel arbitration in accordance with this subsection or to enforce any award rendered by the arbitrator in a proceeding conducted hereunder in accordance with its terms. Unless otherwise agreed in writing by the parties, legal action to compel any arbitration involving the construction or enforcement of this Agreement may be brought by either party in that State or Federal Court having subject matter jurisdiction over the cause which is located in Palm Beach County, Florida, and each of the parties to this Agreement hereby agrees to submit to the personal jurisdiction of such Courts regardless of the domicile of such party at the time such action is filed. In any arbitration under this subsection, the arbitrator shall have the authority to award to the prevailing party attorneys' fees and expenses in accordance with the provisions of subsection (e) of this Section.

        (b) NOTICES. Any notice to be given under this Agreement shall be made in writing and shall be sent to the address of the intended recipient as set forth at the beginning of this Agreement or the facsimile number set forth on the signature page, or to such other address or facsimile number as may be designated in a written notice meeting the requirements of this subsection. Notices under this subsection will be effective: (i) if mailed by certified mail, return receipt requested, three (3) days after the date the notice is deposited, postage paid with the United States Postal Service, as shown by its receipt for certified mail; (ii) if sent via courier service or express delivery, upon the date of actual delivery as endorsed by the carrier or person accepting such delivery for the recipient of such notice, or (iii) if sent via facsimile to the telephone numbers given by the recipients of such notice, on the date of transmission as shown by the confirmation forms printed by the sending machine showing the recipients' station identification and verification of error free communication, provided that confirmation copies of the notice are sent to the recipient via certified mail or courier as provided above not later than the day following the date of such confirmed facsimile transmission.

        (c) ENTIRE AGREEMENT; AMENDMENT. This Agreement and the annexed schedules constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified, or any right or obligation of a party hereunder waived or released, except in a written document signed by the party to be charged with such amendment, modification, waiver or release.

        (d) COUNTERPARTS. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (e) EXPENSES; ATTORNEYS' FEES. Except as otherwise expressly provided in this Agreement, each party shall be responsible for payment of its own expenses (including, without limitation, the fees and expenses of their agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement. In the event any a party is required to retain the services of an attorney to enforce the rights of such party under this Agreement, or to require a construction of this Agreement or declaration or determination of the rights of any party hereunder, the prevailing party or parties in any subsequent litigation involving such matter shall be entitled to receive an award of all attorneys' fees incurred by them in connection with such matter, including any fees incurred for review, negotiation, settlement, preparation of pleadings, trial or appeal.

        (f) SECTION HEADINGS. The section headings are inserted for convenience of reference only, and shall not affect the interpretation or construction of any of the express terms of this Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date first set forth above.

GOLDEN BEAR INTERNATIONAL, INC.          GOLDEN BEAR, INC.



By:                                      By:
   ---------------------------              ----------------------------
      Name:                                    Name:
      Title:                                   Title:
      Its Authorized Signatory                 Its Authorized Signatory

                                      -14

                                  Exhibit "A"

                    DESCRIPTION OF CONTRACT SUPPORT SERVICES



        Golden Bear will provide the following ongoing liaison and consulting services and administrative support in connection with contracts concluded by Deisgner with its Clients:

        1. Golden Bear will maintain contact with each Client's principals during the design and construction phases of contracted golf course projects in order to identify any contractual issues which may arise between such Client and Designer and to assist Designer in clarifying such issues;

        2. Golden Bear will assist Designer's accounting staff in monitoring the compliance of each Client with its contractual payment obligations, and will provide Client contact and follow-up services to assist Designer's staff in obtaining payment of such obligations.

        3. Golden Bear will coordinate all ground breaking, Nicklaus site visits and grand opening events with the principals of Client, as reasonably required by Designer to meet its contractual obligations.

        4. Golden Bear will review and make recommendations to Designer regarding all Client generated marketing materials submitted for Designer's approval where required under the terms of the Design Agreement, and if requested by Designer, Golden Bear will communicate directly with Clients regarding Designer's requirements for approval of such materials.

        5. Where reasonably requested by Designer, Golden Bear shall consult with Designer and the principals of Clients with respect to other marketing and golf course development issues which arise in connection with Designer's performance of Design Agreements, provided that Golden Bear shall not be required to provide any technical services or professional advice to any Client with respect to such matters unless specifically retained for such purposes.

                               Schedule A - Pge 1